      As filed with the Securities and Exchange Commission on July 1, 2002
                                                   Registration No. 333-_______
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                            75-2605174
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                          8350 NORTH CENTRAL EXPRESSWAY
                         CAMPBELL CENTER ONE, SUITE 1900
                                DALLAS, TX 75206
               (Address of Principal Executive Offices) (Zip Code)

                PEGASUS SOLUTIONS, INC. 2002 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               JOHN F. DAVIS, III
                             PEGASUS SOLUTIONS, INC.
                          8350 NORTH CENTRAL EXPRESSWAY
                         CAMPBELL CENTER ONE, SUITE 1900
                                DALLAS, TX 75206
                                 (214) 234-4000
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                               WHIT ROBERTS, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000


                         CALCULATION OF REGISTRATION FEE

                                          MAXIMUM               PROPOSED MAXIMUM         PROPOSED MAXIMUM
             TITLE OF                   AMOUNT TO BE           OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED                 SHARE(1)                 PRICE(1)         REGISTRATION FEE(1)
    ---------------------------         ------------           ------------------       ------------------    -------------------
Common Stock, $0.01 par value per       1,149,214 shares             $14.19                 $16,307,346               $1,500.28
share (and associated preferred
stock purchase rights)

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of a share of the Registrant's Common Stock as reported by the Nasdaq National Market on June 24, 2002.

         In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of the Registrant's Common Stock issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                EXPLANATORY NOTE

         This Registration Statement is being filed to register additional shares of Common Stock for the Pegasus Solutions, Inc. 2002 Stock Incentive Plan, formerly known as the Pegasus Solutions, Inc. 1997 Amended Stock Option Plan (the "Plan"). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement Nos. 333-40033 and 333-74742, which relate to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1: PLAN INFORMATION.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8.

ITEM 2: REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

 EXHIBIT NUMBER              DESCRIPTION
 --------------              -----------
        5.1+                 Opinion of Locke Liddell & Sapp LLP.

       23.1+ Consent of Counsel (included in opinion filed as Exhibit 5.1).

       23.2+                 Consent of Independent Accountants.

       24.1+                 Power of Attorney (see signature page).

       99.1 2002 Stock Incentive Plan (incorporated by reference from Appendix A of the Company's
                             Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2002).

----------

+        Filed herewith.

ITEM 9. UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) to include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                                    (ii) to reflect in the prospectus any facts
                  or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) to include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable law, the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 1st day of July, 2002.


                                      PEGASUS SOLUTIONS, INC.

                                      By: /s/ John F. Davis, III
                                          -------------------------------------
                                          John F. Davis, III
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, John F. Davis, III, Susan K. Cole and Ric L. Floyd, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     TITLE                                     DATE
---------                                     -----                                     ----

/s/ John F. Davis, III                        Chief Executive Officer and Chairman      July 1, 2002
------------------------------------          (Principal Executive Officer)
John F. Davis, III

/s/ Susan K. Cole                             Executive Vice President and Chief        July 1, 2002
-----------------------------------           Financial Officer (Principal Financial
Susan K. Cole                                 and Accounting Officer)

/s/ William C. Hammett, Jr.                   Vice Chairman and Director                July 1, 2002
----------------------------------
William C. Hammett, Jr.

/s/ Michael A. Barnett                        Director                                  July 1, 2002
----------------------------------
Michael A. Barnett

/s/ Robert B. Collier                         Director                                  July 1, 2002
----------------------------------
Robert B. Collier

/s/ Thomas F. O'Toole                         Director                                  July 1, 2002
----------------------------------
Thomas F. O'Toole

/s/ Jeffrey A. Rich                           Director                                  July 1, 2002
----------------------------------
Jeffrey A. Rich

/s/ Bruce W. Wolff                            Director                                  July 1, 2002
----------------------------------
Bruce W. Wolff

/s/ Pamela Patsley                            Director                                  July 1, 2002
----------------------------------
Pamela Patsley

                                INDEX TO EXHIBITS


  EXHIBIT NUMBER             DESCRIPTION
  --------------             -----------
        5.1+                 Opinion of Locke Liddell & Sapp LLP.

       23.1+ Consent of Counsel (included in opinion filed as Exhibit 5.1).

       23.2+                 Consent of Independent Accountants.

       24.1+                 Power of Attorney (see signature page).

       99.1 2002 Stock Incentive Plan (incorporated by reference from Appendix A of the Company's
                             Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2002).

----------

+        Filed herewith.